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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                                February 21, 2002
                Date of Report (date of earliest event reported)
                            CYPRESS BIOSCIENCES, INC.
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               (Exact name of Registrant as specified in charter)

                Delaware                  0-12943                22-2389839
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  (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
             incorporation)                                  Identification No.)



                         4350 Executive Drive, Suite 325

                               San Diego, CA 92121

                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 452-2323



                                       N/A
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          (Former name or former address, if changed since last report)





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Item 5.  Other Events and Regulation FD Disclosure

         On February 19, 2002, Cypress Bioscience, Inc. (the "Company") entered into a Securities Purchase Agreement in the form attached as Exhibit 4.1 (the "Agreement") with various purchasers (collectively, the "Purchasers"). Pursuant to the Agreement, the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company approximately 6,882,591 shares of Company Common Stock (the "Shares") and warrants to purchase approximately 3,441,296 shares of the Company's Common Stock (the "Warrants" and collectively with the Shares, the "Securities"), for an aggregate purchase price of $17 million in a private placement financing (the "Financing"). For each two Shares issued to each Purchaser, the Purchaser will receive a warrant to purchase one share of the Company's Common Stock. The purchase price for each Security is $2.47. The Warrants are subject to the terms and conditions of the form of Warrant attached as Exhibit 4.2.

         The Financing is contingent upon (a) the approval by the Company's stockholders of the Financing, (b) a determination by the National Association of Securities Dealers, Inc. (the "NASD") that the Company's securities will continue to be listed on The Nasdaq SmallCap Market and (c) the delivery of a legal opinion by counsel to the Company to each of the Purchasers. The Company intends to file a preliminary proxy statement with the Securities Exchange Commission pursuant to which the Company will solicit stockholder approval of the Financing. In the event that the NASD determines that the Company's securities will continue to be listed on The Nasdaq SmallCap Market and the Company obtains the required stockholder approval of the Financing at the special meeting of the stockholders, the closing of the Financing is scheduled to occur immediately after the date of the stockholder meeting.

         Pursuant to the Securities Purchase Agreement, the Company agreed that within 15 days of the closing date of the Financing, it would prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

         The press release issued by the Company on February 21, 2002 announcing the Financing is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits

         4.1 Form of Securities Purchase Agreement dated as of February 19, 2002 between Cypress Bioscience, Inc. and the Purchasers.

         4.2   Form of Warrant.

         99.1  Press Release issued February 21, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Cypress Bioscience, Inc.

                                 By: /s/ Jay D. Kranzler
                                    --------------------------------
                                          Jay D. Kranzler,
                                          Chief Executive Officer, President and
                                          Secretary

Date:    February 21, 2002

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                                INDEX TO EXHIBITS

          4.1 Form of Securities Purchase Agreement dated February 19, 2002 between Cypress Bioscience, Inc. and the Purchasers.

          4.2  Form of Warrant.

          99.1 Press Release issued February 21, 2002.

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